IOWA SCHOOLS JOINT INVESTMENT TRUST
CODE OF ETHICS PURSUANT TO RULE 17j-1
OF THE INVESTMENT COMPANY ACT OF 1940, PURSUANT TO SECTION 406 OF THE SARBANES-OXLEY ACT OF 2002 FOR PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS AND
POLICIES AND PROCEDURES TO PREVENT MISUSE
OF NON-PUBLIC INFORMATION

INTRODUCTION

All Iowa Schools Joint Investment Trust ("ISJIT") directors, officers and employees and all other persons to whom this Code and Policy Statement apply must read, acknowledge receipt and understanding of, and retain this Code and Policy Statement for future reference.

Any questions regarding the Code and Policy Statement should be referred to the ISJIT Compliance Officer as appointed by the Board of Directors of ISJIT.

THE CODE AND POLICY STATEMENT

I. PROHIBITED CONDUCT

A. All persons associated with ISJIT are prohibited from engaging in, or recommending, any securities transaction which places their interests above that of the Fund. Similarly, all associated persons (See Section III. B. for definition) are prohibited from recommending securities transactions, with certain exceptions (See Section III. C.), by the Fund without disclosing his or her interest, if any, in any such securities or the issuer thereof, including without limitation:

1. any direct or indirect beneficial ownership of any securities of such issuer;

2. any contemplated transaction by such person in such securities;

3. any position with such issuer or its affiliates; and

4. any present or proposed business relationship between such issuer or its affiliates and such person or any parties in which such person has a significant interest.

B. All associated persons are prohibited from divulging information about clients or about ISJIT that is confidential, unless it is properly within his or her duties or is required by law.

C. All associated persons are prohibited from engaging in any securities transaction for their own benefit or the benefit of others, while in possession of material, non-public information concerning such securities.

"Material" information means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have an effect on the price of a company's securities.

Information that should be considered material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline in orders, significant new products or discoveries, extraordinary borrowing, purchase or sale of substantial assets, significant merger or acquisition proposals or, major litigation problems, and extraordinary management developments.

"Material" information does not have to relate to a company's business, for example, information about the contents of a forthcoming newspaper or magazine article that is expected to affect the price of a security should be considered material. Similarly, information concerning significant transactions that the investment adviser intends to execute on behalf of the Fund could be material information and is prohibited from being communicated.

Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public, for example, information appearing in the Dow Jones Newswire Service, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public.

D. All associated persons are prohibited from communicating material, non-public information concerning any security to others unless it is properly within his or her duties or is required by law.

II. PENALTIES

Penalties for trading on or merely communicating material, non-public information are severe, both for the individuals involved in such unlawful conduct and for their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

  TREBLE DAMAGES, i.e., fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited.

  CIVIL FINES - for the employer or other controlling person to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided; and CRIMINAL PENALTIES of up to $2.5 million.

  JAIL SENTENCES - Up to 10 years.

  DISGORGEMENT OF PROFITS

  CIVIL INJUNCTIONS

  In addition to the penalties set forth above, penalties for violation of Rule 17j-1 of the Investment Company Act of 1940 ("Investment Company Act") may include fines of up to $10,000, as well as jail sentences of up to five years. Violation of this Code and Policy Statement can also be expected to result in serious sanctions with ISJIT, including dismissal of the persons involved.

  III. CODE OF ETHICS

  A. Purposes

  In general, the following policies govern the personal investment activities of employees and directors of ISJIT. It is the duty of such persons to place the interests of the Fund first. All such persons shall also conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility. Further, no such person shall take inappropriate advantage of his or her position.

  Rule 17j-1 under the Investment Company Act generally proscribes fraudulent or manipulative practices with respect to purchased or sales of securities held or to be acquired by investment companies. The purpose of this Code of Ethics is to provide procedures consistent with the Investment Company Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-1(a).

  It is a violation of this Code for any associated person of an investment adviser to a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such registered investment company:

  1. To employ any device, scheme or artifice to defraud such registered Investment Company;

  2. To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

  3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

  4. To engage in any manipulative practice with respect to such registered Investment Company.

  B. Definitions

    An "access person" is 1) any officer or interested director (as defined in the Investment Company Act), of the Fund, and each employee (if any) of the Fund who, in connection with his regular functions or duties, makes, participates in, or obtains information about the purchase or sale of a security by the Fund or whose functions or duties relate to the making of any recommendations regarding the purchases or sales by the Fund, and 2) any person in a control relationship to the Fund. Notwithstanding the foregoing, any Access Person who is an officer, director or employee or other affiliated person of an investment adviser or the principal underwriter of the Fund, shall submit reports in accordance with such adviser's or such underwriter's Code of Ethics, as the case may be, and not this Code. 3) Each director who is not an "interested person" of the Fund shall complete the same quarterly reporting process as required under Section III. F., but only for a transaction in a reportable security where such director knew at the time of the transaction of, in the ordinary course of fulfilling official duties as a director, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or considered for purchase or sale, by the Fund. No report is required if the director had no direct influence or control over the transaction.
    "Associated Persons" are directors, officers and employees of ISJIT and any other person who controls ISJIT or is controlled by or under common control with ISJIT.
    "Beneficial ownership" of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title to himself now or in the future.
    "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company.
    "Purchase or Sale of a Security" includes every contract of sale or disposition of, attempt or offer to dispose of, or solicitation of an offer to buy, a security or interest in a security, for value including, among other things, the writing of an option to purchase or sell a security.
    "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, i.e. "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing." For purposes of this Section III, security shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end investment companies.

  C. Prohibited and Allowed Transactions

  An Access Person shall not purchase or sell, directly or indirectly, a security in his or her own account if the Fund has a pending buy or sell order for the same security. All transactions involving securities not owned by the Fund or not considered for ownership by the fund are allowed transactions and are not reportable.

  D. Preclearance

  The Access Person shall request preclearance from the ISJIT Compliance Officer for any transaction involving a security in the Fund or a security considered for purchase by the Fund. The Access Person may communicate with the ISJIT Compliance Officer via telephone or email.

  E. Prohibited Activities

  No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of a Fund) any information regarding securities transactions by the Fund and under consideration by the Fund or by the investment adviser of any such securities transaction.

  F. Reporting

  1. Every Access Person shall report, using the electronic process (see Appendix B), to the ISJIT Compliance Officer the information described in Section III. F. 2. of this Code with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that such persons shall not be required to make a report with respect to (i) transactions in U.S. government securities, bankers' acceptance, bank certificates of deposit, commercial paper and shares of registered open-end investment companies; (ii) transactions effected for any account over which such person does not have any direct or indirect influence or control; (iii) transactions in securities which the Fund is not eligible to purchase or sell; (iv) transactions which are non-volitional on the part of the Access Person of the Fund; or (v) transactions effected pursuant to any automatic dividend reinvestment plan or payroll deduction plan or other similar automatic investment program.

  2. The Securities Transaction Reporting process as described in Appendix B, shall be completed not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

  a. The date of the transaction, the issuer and the number of shares, and the principal amount of each security involved;

  b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

  c. The price at which the transaction was effected; and

  d. The name of the broker, dealer or bank with or through whom the transaction was effected.

  3. The Securities Transaction Reporting process may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

  4. The ISJIT Compliance Officer shall submit to the Board of Directors of the Fund no less frequently than annually, a written report, (Appendix E), which:

  a. Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not, limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

  b. Certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violation of the code.

  5. Access Persons shall submit a report of their personal investment holdings at the time of their hiring and annually thereafter. (See Appendix C) The securities listed on this report shall be those held at the time of the report and which conform to the criteria required under the transactions guidelines provided in Section III. F. 1. and 2. of this Code.

  6. The compliance report completed by the ISJTI Compliance Officer under this Section shall be submitted annually to the Board of Directors of the Fund as set forth in Section III. F. 4.

  G. Sanctions

  Upon discovering a violation of this Code, the Board of Directors of a Fund may impose such sanctions as it deems appropriate, including, among other things, disgorgement of certain profits, unwinding of trades, a letter of censure or suspension or termination of the violator's relationship with the Fund. The Board shall review the operation of this policy at least once a year.

  IV. GUIDELINES TO CONSIDER BEFORE INVESTING

  A. Prior to engagement in any personal security transaction, ask yourself the following questions:

  1. Is, to your knowledge, the security you are considering, being purchased or sold or subject to a program for purchase or sale by the Fund?

  2. Is the security, to your knowledge, being considered for purchase or sale by the Fund? (A security is being considered for purchase or sale whenever a recommendation to purchase or sell such security has been made to an investment officer or other appropriate officer for a Fund, or person performing a similar function for a managed account, and such person has not affirmatively rejected such recommendation.)

  B. With respect to securities about which you may have potential inside information, before trading for yourself or others, including the Fund, ask yourself the following questions:

  1. Is the information material? If this information that an investor would consider important in making his or her investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

  2. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in the Dow Jones Newswire service, Reuters, Economic Services, The Wall Street Journal, or other publications of general circulation?

  C. If, after consideration of the items set forth in paragraphs 1 and 2 above, there are any unresolved questions as to the applicability or interpretation of the foregoing procedures or as to the propriety of trading on such information, you should contact the ISJIT Compliance Officer before seeking approval to trade or communicating the information to anyone.

  V. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

  Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within ISJIT, except the ISJIT Compliance Officer. In addition, care should be taken so that such information is secure. For example, files containing material, non-public information should be sealed and access to computer files containing material non-public information should be restricted.

  APPENDIX A

  The term "beneficial ownership" of securities includes not only ownership of securities held by an Access Person for his or her own benefit, whether in bearer form or registered in his or her own name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledges, or securities owned by a partnership which he or she should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by an Access Person for the benefit of someone else.

  This term does not include securities held by executors or administrators in estates in which an Access Person is a legatee or beneficiary, unless there is a separate legacy to such person of such securities, or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

  Securities held in the name of another should be considered as "beneficially" owned by an Access Person where such person enjoys "benefits substantially equivalent to ownership". The SEC has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances, such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

  An Access Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he or she obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an Access Person may in itself indicate that the Access Person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by a relative sharing the same home as an Access Person will be treated as being a beneficial owner by the Access Person.

  An Access Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or an other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself or herself at once or at some future time.

  APPENDIX B

  SECURITIES TRANSACTION REPORTING PROCESS FORMAT

  The ISJIT Compliance Officer will prepare an email detailing the transactions for the period for each person required to report securities transactions. This email will be sent to the reporting person on some business day prior to the tenth day after each quarter end. The reporting person is required to respond via email to the ISJIT Compliance Officer by or on the tenth business day of the month following quarter-end. The format for the report will be similar to the following

Name of
Date	Quantity	Name of	Purchase or	Broker,
	of Security	Security	Sale	Dealer or Bank

  This report excludes (i) transactions in U.S. government securities, bankers' acceptance, bank certificates of deposit, commercial paper and shares of registered open-end investment companies; (ii) transactions effected for any account over which such person does not have any direct or indirect influence or control; (iii) transactions in securities which the Fund are not eligible to purchase or sell; (iv) transactions which are non-volitional on the part of the Access Person of the Fund; (v) transactions effected pursuant to any automatic dividend reinvestment plan or payroll deduction plan or other similar automatic investment program; or (iv) transactions effected involving the purchase and sale of AMCORE Financial, Inc. stock. All other securities transactions must be reported. This report is not an admission that he or she has or had any direct or indirect beneficial ownership in the securities listed. Security transaction report must be transmitted by or on the 10th of the month following quarter-end.

  PRECLEARANCE PROCESS FORMAT

  The individual requesting approval to proceed with a transaction will telephone or email the ISJIT Compliance Officer with the details of the transaction (quantity, issue, and purchase/sale). The ISJIT Compliance Officer will contact the Portfolio Manager of the Fund via email to preclear the transaction in a certain time frame. The ISJIT Compliance Officer will communicate to the individual via telephone or email whether to proceed with the transaction.

  APPENDIX C

  INITIAL AND/OR ANNUAL HOLDINGS REPORT

Name and Address of	Account Number(s)	If New Account,
Broker, Dealer or Bank(s)		Date Established

  Attached are the Covered Securities beneficially owned by me as of the date of this Initial and/or Annual Holdings Report.

  Print or Type Name
  Signature
  Date

  APPENDIX D

  CERTIFICATION OF COMPLIANCE

  I hereby certify that I have thoroughly read and understand and agree to abide by the conditions set forth in the foregoing Code and Policy Statement. I further certify that, during the time of my affiliation with ISJIT, I will comply or have complied with the requirements of this Code and Policy Statement and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code and Policy Statement.

  If I am deemed to be an Access Person under this Code and Policy Statement, I certify that I will comply or have complied with the Code and Policy Statement and submit my Initial and/or Annual Holdings Report. I further certify that I will direct or have directed each broker, dealer or bank with whom I have an account or accounts to send to the ISJIT Compliance Officer duplicate copies of all confirmations and statements relating to my account(s).

  I also understand that any violations of such Code and Policy Statement may subject me to dismissal from ISJIT or its Board of Directors.

  Date:
  Printed Name
  Signature

  APPENDIX E

  IOWA SCHOOLS JOINT INVESTMENT TRUST

  ANNUAL INVESTMENT COMPLIANCE REPORT

  The undersigned hereby certifies to the Board of Directors of the Fund as follows:

  I certify that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violation of the codes of ethics. I certify that no violations of the personal securities transactions reporting process were detected.

  Date
  Signature
  ISJIT Compliance Officer

  Iowa Schools Joint Investment Trust
  Code of Ethics Procedures

  1. The purpose of the ISJIT Code of Ethics is to prevent fraudulent or manipulative practices with respect to personal transactions of securities held or to be acquired by the Fund.

  2. All Access Persons must read, understand and comply with the ISJIT Code of Ethics and Policy Statement; a certification of such must be made annually, following the annual review of the Code and Policy Statement by ISJIT. (See Appendix D)

  3. All Access Persons must complete the Securities Transaction Preclearance Process and receive approval from the ISJIT Compliance Officer prior to purchasing or selling any securities that the Fund owns or is considering for his or her own account. For transactions on days subsequent to the initial approval date, additional approvals must be obtained.

  4. Securities shall not be purchased or sold by an Access Person for his or her own account at the same time that any Fund has a pending buy or sell order for the same security.

  5. A duplicate copy of Trade Confirmations must be submitted to the ISJIT Compliance Officer for all trades executed.

  6. Within ten days of the end of each calendar quarter, each Access Person, shall complete the Securities Transaction Reporting Process.

  7. Within 30 days of the end of each calendar quarter, the ISJIT Compliance Officer will review the Transactions Reports and Preclearance Requests for potential violations of the ISJIT Code of Ethics. The ISJIT Chair will review the ISJIT Compliance Officers transactions, if any.

  8. Certain securities transactions may be exempted from the Code's provisions. Such exemptions shall be documented by the written approval of the ISJIT Compliance Officer, such approval stating the basis for the exemption. Further, such written exemption must be subsequently reported to the Fund's Board for further disposition if such is required.

  9. Security transaction violations of the ISJIT Code of Ethics must be reported to the Board of Directors of the Fund by the ISJIT Compliance Officer not later than the next Board of Directors meeting.

  10. Access Persons must submit a list of personal holdings at the time of hiring, and annually thereafter, to the ISJIT Compliance Officer. (See Appendix C)

  11. Prohibitions include the following:

  A. No Access Person shall recommend any security transactions by a Fund without having disclosed his or her interest in such securities (see #10).

  B. No Access Person shall reveal to any person (with certain exceptions) any information regarding securities transactions by the Fund.

  12. Material non-public information should be communicated to the ISJIT Compliance Officer. Material non-public information may not be used when making investment decisions nor may it be communicated with anyone except the ISJIT Compliance Officer. Care should be taken to protect such information.

  13. Violations of the law, regulations or the Code may result in sanctions, fines and jail sentences.

  14. The ISJIT Compliance Officer shall notify each "access person" of the Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person. A list of ISJIT persons subject to compliance is attached and will be updated by the ISJIT Compliance Officer as appropriate.

  15. The ISJIT Compliance Officer will provide the Fund Board of Directors with, no less frequently that annually, a report of any violations of the code of ethics.

  16. The ISJIT Compliance Officer will certify that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violation of the code.

  Iowa Schools Joint Investment Trust
  Persons Subject to Compliance
  As of January 15, 2004

  The individuals listed below are designated as Access Persons as defined in the ISJIT Code of Ethics:

  NONE

  Policies and Procedures for ISJIT required by Amendments to Rule 17j-1 of the Act dated August 20, 1999, effective October 29, 1999 and phased in beginning March 1, 2000.

  1. The Fund board of directors must approve the Fund code of ethics as well as the codes of any investment adviser or principal underwriter to the Fund.

  2. The board must review annual reports from the Fund and any investment adviser or principal underwriter to the Fund regarding problems that have arisen under the codes during the past year.

  3. The Fund personnel must provide an initial report of their securities holdings to their employers when they become access persons and annual reports thereafter.

  4. Portfolio managers and others who participate in the Fund investment decisions must obtain advance approval for an investment in an initial public offering or private placement.

  5. The Fund must disclose in its registration statement the Fund policy on employees' personal investment activities, as well as the policies of any investment adviser or principal underwriter to the Fund.

  6. The Fund must also disclose in its registration statement a copy of the Fund code of ethics, and the codes of any investment adviser or principal underwriter to the Fund.

  Section 406 of the Sarbanes-Oxley Act of 2002 Requirements

  I. Covered Officers/Purpose of the Code

  Iowa Schools Joint Investment Trust ("ISJIT") code of ethics (this "Code") for Fund applies to the Fund's Principal Executive Officer, Principal Financial Officer (the "Covered Officers" each of whom are set forth in Exhibit A) for the purpose of promoting:

    Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
    Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with. Or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;
    Compliance with applicable laws and governmental rules and regulations;
    The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
    Accountability for adherence to the Code.

  Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

  II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

  ISJIT does not utilize investment adviser employees as Covered Officers of the Fund.

  Overview. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

  Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The Fund's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

  Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser of which the Covered Officers are also officer or employees. As a result, this Code recognizes that the Covered Officers will in the normal course of their duties (whether formally for the Fund or for the Adviser, or for both), be involved in establishing policies and implementing decisions what will have different effects on the adviser and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Fund Board of Directors ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

  Other conflicts of interest are covered by the Codes, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

  Each Covered Officer must:

    Not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;
    Not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund;
    Not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;
    Report at least annually on the Fund's Director and Officer Questionnaire any affiliations or other relationships(list categories of affiliations or other relationships

  There are some conflict of interest situations that should be discussed with the ISJIT Compliance Officer if material. Examples of these include:

    Service as a director on the board of any public or private company;
    The receipt of any gifts;
    The receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;
    Any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;
    A direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

  III. Disclosure and Compliance

    Each covered Officer should familiarize himself with the disclosure requirements generally applicable to the Fund;
    Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others. Whether within or outside the Fund, including to the Fund's directors and auditors, and to governmental regulators and self-regulatory organizations;
    Each Covered Officer should, to the extent appropriate within his/her area of responsibility, consult with other officers and employees of the Fund and the adviser with the goal of promoting full, fair accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and
    It is the responsibility of each Covered Officer to promote compliance with the standards and restriction imposed by applicable laws, rules and regulations.

  IV. Reporting and Accountability

  Each Covered Officer must:

    Upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer ), affirm in writing to the Board that he/she has received, read and understands the Code;
    Annually thereafter affirm to the board that he has complied with the requirements of the Code;
    Not retaliate against any other Covered Officer or any employee of the Fund or their affiliated persons for reports of potential violations that are made in good faith; and
    Notify the ISJIT Compliance Officer promptly if he/she knows of any violation of this Code. Failure to do so is itself a violation of this Code.
    The ISJIT Compliance Officer is responsible for applying this Code to specific situations on which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Principal Executive Officer will be considered by the Board.

  The Fund will follow these procedures in investigating and enforcing this Code:

    The ISJIT Compliance Officer will take appropriate action to investigate any potential violations reported to him/her;
    If, after such investigation, the ISJIT Compliance Officer believes that no violation has occurred, the ISJIT Compliance Officer is not required to take any further action;
    Any matter that the ISJIT Compliance Officer believes is a violation will be reported to the Board;
    If the Board concurs that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable polices and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer;
    The Board will be responsible for granting waivers, as appropriate; and
    Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

  V. Other Policies and Procedures

  This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund's adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund's code of ethics under Rule 17j-1 under the Investment Company Act includes separate requirements applying to the Covered Officers and others, and are not part of this Code.

  VI. Amendments

  Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board.

  VII. Confidentiality

  All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board.

  VIII. Internal Use

  The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance or legal conclusion.